Exhibit 99.1

                       Manpower Inc.
                 Operating Unit Results
                    (in thousands)

                                3 Months Ended           9 Months Ended
                                 September 30,            September 30,
                             1999          1998        1999         1998
Revenues from services:
 United States (a)       $  583,546     $ 558,466   $1,659,467   $1,596,038
 France                   1,045,172     1,030,525    2,766,531    2,652,598
 United Kingdom             306,097       286,319      843,604      789,026
 Other Europe               400,859       309,648    1,084,994      802,693
 Other Countries            271,094       192,792      755,005      546,364
                         ----------    ----------   ----------   ----------
                         $2,606,768    $2,377,750   $7,109,601   $6,386,719
                        ===========    ==========   ==========   ==========
Other Unit Profit:
 United States           $   22,493    $   20,839   $   56,834   $   56,383
 France                      33,633        24,164       68,299       54,380
 United Kingdom              13,103        14,149       27,441       27,133
 Other Europe                19,872        18,462       41,813       31,889
 Other Countries              4,455         3,735       12,115       16,353
                         ----------    ----------   ----------   ----------
                             93,556        81,349      206,502      186,138
 Other corporate
  expenses                  (10,716)      (10,640)     (31,458)     (33,731)
 Non-recurring
  expenses                        -             -      (28,000)           -
   Operating profit          82,840        70,709      147,044      152,407
 Interest and other
  expense (b)                 7,106         4,162       16,993       11,658
                         ----------    ----------   ----------   ----------
 Earnings before taxes   $   75,734    $   66,547   $  130,051   $  140,749
                         ==========    ==========   ==========   ==========
 Foot notes:

(a) Total system wide sales in the United States, which includes sales of Company-owned branches and franchises were $985,563 and $931,741 for the three months ended September 30, 1999 and 1998, respectively, and $2,766,480 and $2,657,941 for the nine months ended
    September 30, 1999 and 1998, respectively.

(b)  The components of interest and other expense (income) were:

    Interest expense     $    4,921    $    5,731   $   12,693   $  13,171
    Interest income          (1,665)       (2,094)      (5,729)     (6,197)
    Translation loss (gain)      72           617          985       3,024
    Other                     3,778           (92)       9,044       1,660
                         ----------    ----------   ----------   ---------
                         $    7,106    $    4,162   $   16,993   $  11,658
                         ==========    ==========   ==========   =========